SERVICE AGREEMENT


THIS AGREEMENT is made as of September 8, 2004

BETWEEN:

MONTPELIER REINSURANCE LTD., whose registered office is situate at Crown House, 4 Par-la-Ville Road, Hamilton Bermuda (the "Company"); and

KERNAN V. OBERTING (THE "EXECUTIVE"), whose address is Heron's Watch, 164 South Road, Paget, Bermuda.

WHEREAS the parties desire to record the terms and conditions upon which the Executive is employed by the Company.

NOW THEREFORE in consideration of the mutual covenants and promises herein contained

IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 In this Agreement unless the context otherwise requires the following words and expressions shall have the following meanings:

     THIS "AGREEMENT" means this service agreement and includes all schedules hereto;

     THE "BOARD" means the board of directors of the Company;

     THE "COMPANIES ACT" means the Companies Act 1981;

     "GROUP COMPANY" means and includes any company which is from time to time a holding company (as defined by Section 86 of the Companies Act, but irrespective of whether it is a Bermuda company or an overseas company) of the Company, a subsidiary company (as so defined) of the Company, a subsidiary company (as so defined) of a holding company (as so defined) of the Company or in which the Company owns at least 50% of the issued share capital;
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     THE "PARTIES" means the parties to this Agreement;

1.2  In this Agreement unless the context otherwise requires:

         1.2.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification); and

         1.2.2 references to clauses and schedules are references to clauses hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

         1.2.3 references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa; and

         1.2.4 references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated.

2. APPOINTMENT

         Subject to, and conditional upon, initial and continued permission being granted to work and reside in Bermuda by the Bermuda Department of Immigration of the Ministry of Home Affairs, the Company hereby appoints the Executive and the Executive hereby agrees to serve the Company as Chief Financial Officer and Executive Vice President subject to the terms and conditions hereinafter contained.

3. TERM

         The appointment of the Executive hereunder shall begin on October 1, 2004 or as soon thereafter as the Executive has received approval from the Bermuda Department of Immigration and shall continue unless and until terminated in accordance with the provisions hereinafter contained.

4. DUTIES AND RESPONSIBILITIES

         During the continuance of his employment hereunder:



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4.1      The  Executive  shall  perform such duties and exercise  such powers in relation to the business of the Company or of any Group Company as may from time to time reasonably be assigned to or vested in him by the Board and shall give to the Board such information regarding the affairs of the Company and any Group Company as it shall require and at all times and in all respects conform to and comply with the reasonable directions and regulations made by the Board. The Executive shall
         perform  such   services  for  any  Group  Company   (without   further
         remuneration except as otherwise agreed) and shall accept such offices in any such Group Companies as the Board may reasonably require.

4.2 The Executive shall well and faithfully serve the Company and the Group Companies and use his best endeavours to promote develop and extend their businesses and interests giving at all times the full benefit of his knowledge, expertise, technical skill and ingenuity.

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4.3      The  Executive  shall  abide by all  Company  policies  and  procedures contained in the Company's Employee Handbook, the terms of which are incorporated by reference in this Agreement and a copy of which has been given to the Executive. The Company reserves the right to vary the Employee Handbook from time to time

4.4 The Executive shall not without the consent of the Board directly or indirectly engage in any other business or be concerned or interested in any other business of a similar nature to or which would or might compete with the business for the time being carried on by the Company or any Group Company save that

         4.4.1 he may (but without prejudice to clause 4.2) be interested as a holder or beneficial owner of not more than 5% of any class of stock, shares or debentures in any company (other than the Company, in which case, such limit shall not apply) whose stock, shares or debentures are listed or dealt in on an appointed stock exchange (as defined in the Companies Act); and

         4.4.2 he may provide limited services for White Mountains Capital, Inc, or its affiliates PROVIDED, HOWEVER, that (i) any such work shall not interfere with his performance of his duties to the Company under this Agreement, (ii) any services shall be fully disclosed to the Company, and (iii) the Company may require him to cease work on any project at any time, PROVIDED FURTHER, HOWEVER, that the Company may terminate this clause
                  4.4.2 at any time.

4.5 The Company reserves the right to require the Executive not to attend work/and or not to undertake all or any of his duties hereunder during a period of up to 12 months immediately preceding the termination of his employment, provided always that the Company shall continue to pay the Executive's salary and contractual benefits for such period. This Clause 4.5 shall not affect the general right of the Company to suspend the Executive for good cause.

5. REMUNERATION AND REIMBURSEMENT

5.1 The Company shall pay to the Executive by way of remuneration for his services hereunder a salary at the rate (subject as hereinafter provided) of US$300,000 per annum. Such salary shall be inclusive of any director's fees payable to the Executive by the Company or any Group Company and accordingly either the Executive shall pay over or procure to be paid over to the Company all such fees received or receivable by him or his remuneration hereunder shall be reduced pro tanto. The said salary shall be payable by equal monthly instalments in arrears on the day appointed by the Board for the payment of employees' salaries or pro rata where the Executive is only employed hereunder during part of the month. The Compensation Committee of the Company's Board, subject to ratification by the Board, may increase or reduce the Executive's salary on each anniversary of the date of this Agreement, with the first such review to take place on December 31, 2005, but not below the amount of the Executive's starting salary.

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5.2      The Company shall also pay to the Executive all  reasonable  travelling hotel and other out-of-pocket expenses which are properly incurred by him in or about the performance of his duties hereunder and for which vouchers (if so required) are provided to the reasonable satisfaction of the Board.

5.3 The Company will pay for ten business-class round-trip flights to the East Coast of the United States per annum for the Executive and his household (or any travel for the Executive and his household to the United States up to the annual equivalent cost to the company), outside of any normal business travel that may be required, plus a tax gross-up payment to reimburse the Executive for any income taxes paid by the Executive on the cost of flights covered by this clause 5.3.

5.4      The Executive shall be entitled to participate in:

         (i) the Company's Major Medical, Dental and Visions Plans and other insurance plans from time to time subject to the provisions of the Company's insurance plans in effect at the time;

         (ii) a suitable pension arrangement in accordance with Bermuda and United States law ("Pension Plan") from time to time subject to the provisions of such pension plan in effect at the time, PROVIDED, HOWEVER, that in the event the Executive should leave the Company of his own accord within 12 months of the date of this Agreement first written above he will forfeit all contributions to the Pension Plan made by the Company on his behalf;

         (iii) the Company's Annual Bonus Plan and Long-Term Incentive Plan and any other incentive plan for which the Executive is eligible, from time to time subject to the provision of such plans in effect at the time;

          (iv) Reasonable tax advisory services at the Company's cost; and

         (iii) Any other employment benefit plans or arrangements generally available to Executives in the Company of the Executive's stature, to the extent not duplicative of benefits otherwise provided by the Company.

         The details of these benefits, plans and schemes are set out in separate documents, copies of which will be provided on request. The benefits, plans and schemes may be changed at the Company's discretion.

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5.5  During the Executive's appointment under this Agreement, he shall receive a housing allowance of USD$12,000 per month, plus a tax gross-up payment to reimburse the Executive for any income taxes paid by the Executive on such allowance as well as any income taxes paid by the Executive on expenses set forth in clauses 5.5.1 and 5.5.2. In addition to the Executive's housing allowance:

         5.5.1 the Company will provide relocation and furnishing expenses in an amount up to $50,000, provided that the expenses shall have been approved in advance by the Company's Chief Executive Officer; and

         5.5.2 upon termination of this Agreement the Company will provide for the relocation of the Executive and his family to the United States as set forth in clause 10.2(a).

5.6 The Executive agrees that the Company may deduct from his pay any sums which the Executive may owe the Company including, without limitation, any overpayments or loans made to him by the Company or losses suffered by the Company as a result of the Executive's breach of this Agreement.

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6. NORMAL HOURS AND HOLIDAYS

         The Executive shall conform to such hours of work as may from time to time reasonably be required of him and shall not be entitled to receive any additional remuneration for work outside his normal hours. In addition to the usual public holidays the Executive shall be entitled without loss of remuneration to 25 days holiday in each year to be taken at such time or times as may be approved by the Chief Executive Officer of the Company. Any entitlement to holiday remaining at the end of any year may be carried forward to the next succeeding year but no further. The entitlement to holiday (and on termination of employment holiday pay in lieu of holiday) accrues pro rata throughout each year, provided that fractions of days shall be disregarded in calculating entitlement to holiday or payment in lieu of holiday.

7. CONFIDENTIALITY

7.1 The Executive shall not either during the continuance of his employment hereunder (otherwise than in the proper performance of his duties hereunder) or at any time after the determination thereof divulge to any person whomsoever and shall use his reasonable endeavours to prevent the publication or disclosure of any trade secret or other confidential information concerning the business, finances, accounts, dealings, transactions or affairs of the Company or any Group Company or of any of their respective clients entrusted to him or arising or coming to his knowledge during the course of his employment hereunder or otherwise.

7.2 The Executive shall upon the termination of his employment hereunder immediately deliver up to the Company all fee schedules, lists of clients, correspondence and other documents, papers and property belonging to the Company or any Group Company or related to any of the matters referred to in clause 7.1 which may have been prepared by him or have come into his possession in the course of his employment hereunder and shall not retain any copies thereof.


8. CHANGE OF STATUS

8.1 If, before the expiration or determination of this Agreement, the employment of the Executive hereunder shall be terminated by reason of the liquidation of the Company or for the purpose of reconstruction or amalgamation, and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable (financially and in personal status) than the terms of this Agreement, then he shall have no claim against the Company in respect of the termination of his employment hereunder save in respect of accrued benefits.

8.2 Unless this agreement has been terminated under clause 9, if for any reason the Executive shall either:

         8.2.1 at the Company's request resign as a director of the Company or any Group Company; or

         8.2.2 be removed from office as a director of the Company or any Group Company;

         then, notwithstanding his so ceasing to be a director, this Agreement shall not automatically terminate and thereupon (and without any claim against the Company in respect of such loss of office) the Executive's employment hereunder shall continue for the remaining period of this Agreement and all the terms and conditions of this Agreement shall with the necessary variations apply to the Executive's employment but in any event, the Executive's basic annual salary will not at any time be less than the Executive's starting salary under this agreement.

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9. TERMINATION

9.1 Without prejudice to clauses 9.2 or 9.4 either the Executive or the Company may terminate this Agreement by giving to the other party not less than 6 months' written notice from the Executive to the Company and not less than 12 months' written notice from the Company to the Executive or if the Executive is terminated by the Company by payment in lieu of notice of 12 months salary payable in 12 equal monthly instalments. The Company may require that the Executive work for a portion of the notice period provided that the Company shall pay the Executive in lieu of notice the balance of any such notice period.

9.2      This Agreement shall be subject to termination by the Company summarily

         9.2.1 if the Executive's application for permission to work and reside in Bermuda is refused or the Executive's work permit and/or permission to reside is revoked, and or a renewal application is refused

         9.2.2    if the  Executive shall become of unsound mind or be or become
                  a patient for the purpose of any statute  relating to   mental
                  health;

         9.2.3 if the Executive shall at any time be prevented by illness or accident from performing his duties for a period of 6 consecutive months or if he shall be absent from his duties by reason of illness or accident for more than 180 working days in any consecutive twelve months (provided that any such periods may be extended at the sole discretion of the Board);

         9.2.4 other than by written notice, if the Executive terminates his employment for any reason prior to the expiration of this Agreement other than in accordance with clause 9.1 or if the Executive shall have failed or neglected efficiently and diligently to discharge his duties hereunder having received a written warning for the misconduct within the previous 6 months or shall have committed any serious breach of his obligations hereunder or shall have been guilty of conduct tending to bring himself or the Company or any Group Company into disrepute or calculated or likely to affect prejudicially the interests of the Company or any Group Company or shall have committed an act of bankruptcy or compounded with his creditors generally.

9.3 The termination by the Company of this Agreement shall be without prejudice to any claim which the Company may have for damages arising from any breach thereof by the Executive giving rise to such termination.

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9.4      The normal  retirement  age for employees of the Company is 60 years of age. The Executive's Employment will terminate automatically without notice on his 60th birthday.

9.5 This Agreement shall not, save as hereinbefore set out in this Clause 9, be subject to termination by notice or otherwise by the Company or by the Executive.

9.6 If the Executive shall be unable to perform his duties by reason of illness or other incapacity he shall remain entitled to receive his salary payable hereunder in full until this Agreement is terminated pursuant to this Clause 9.

9.7 After notice of termination has been given by either party or if the Executive seeks to resign without notice or by giving shorter notice than that required under this Agreement then provided the Company continues to pay the Executive the contractual benefits in accordance with this Agreement, the Company has at its discretion, the right for the notice period or balance of the notice period (the "Garden Leave Period") then outstanding until the termination date of this Agreement to:

         9.7.1 exclude the Executive from the Company's premises and require the Executive not to attend at the Company's premises; and/or

         9.7.2    require the Executive to carry out no duties; and/or

         9.7.3    require  the  Executive  not  to   communicate  or  deal  with
                  employees,    agents,    consultants,    clients    or   other
                  representatives of the Company;

         Provided always that the maximum permitted Garden Leave Period shall be six months.

10. CONSEQUENCE OF TERMINATION

10.1 Upon the termination of this Agreement howsoever arising, the Executive shall at any time or from time to time thereafter upon the request of the Company resign, without claim for compensation for loss of office, as a director of the Company and such offices held by him in any of the Group Companies as may be so requested and should he fail to do so, the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto.

10.2 Notwithstanding anything else to the contrary herein, should this Agreement terminate:

         (a) pursuant to clause 9.1, 9.2.1, 9.2.2 or 9.2.3 then the Executive shall be entitled to receive three months salary by way of repatriation expenses together with three months accommodation allowance at the rate set out in clause 5.5 and reimbursement of a one way business class air fare for himself and his family to the United States, PROVIDED, HOWEVER, that such repatriation expenses shall not be payable pursuant to clause 9.2.1 if the Executive's work permit or permission to reside is revoked or renewal application is refused by the Bermuda Department of Immigration as a result of any conviction under Bermuda law or conduct by the Executive amounting to a breach of this Agreement under clause 9.2.4;

         (b) pursuant to clause 9.2.2 or clause 9.2.3, then the Executive shall continue to receive his salary for a period of 12 months following the termination of this Agreement and the Company shall have no further obligations to the Executive arising hereunder except as provided in clause 10.2(a);

         (c) pursuant to clause 9.2.4,  then all payments  under this  Agreement
         shall   immediately  cease  and  the  Company  shall  have  no  further obligations to the Executive arising hereunder.

11.      NON-COMPETITION

11.1 Since the Executive has obtained in the course of his employment prior to the date hereof and is likely to obtain in the course of his employment hereunder knowledge of the trade secrets and also other confidential information in regard to the business of the Company and of any Group Company with which he becomes associated, the Executive hereby agrees with the Company that in addition to the restrictions contained in clause 4.4 he will not in Bermuda, the United States of America, the United Kingdom or the European Union:

         11.1.1 during the period of 12 months following the termination of his employment hereunder (howsoever caused) either on his own account or for any other person, firm or company directly or indirectly be engaged in or concerned with any business or undertaking which is engaged in or carries on in Bermuda, the United States of America, the United Kingdom or the European Union any insurance business which competes or seeks to compete with the business carried on by the Company or any other Group Company at the date of termination, PROVIDED, HOWEVER, that the Executive shall be permitted to provide the limited services set forth in clause 4.4.2.

         11.1.2 During the period of 12 months following the termination aforesaid either on his own account or for any other person, firm or company directly or indirectly solicit, interfere with or endeavour to entice away from the Company or any Group Company the custom of any person, firm or company who at the date of termination aforesaid or who in the period of 12 months immediately prior to such date was a customer or client of or in the habit of dealing with the Company or any Group Company or who at such date was to his knowledge negotiating with the Company or any Group Company in relation to all or part of its business.

         11.1.3 During the period of 12 months following the termination aforesaid either on his own account or for any other person, firm or company solicit the services of or endeavour to entice away from the Company or any Group Company any director, employee or consultant of the Company or any Group Company (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company) nor shall the Executive knowingly employ or aid or assist in or procure the employment by any other person, firm or company of any such person.

                                      -10-
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11.2     While the  restrictions  aforesaid are  considered by the Parties to be reasonable in all the circumstances it is agreed that if any of such restrictions shall, taken together, be adjudged to go beyond what is
         reasonable  in  all  the   circumstances  for  the  protection  of  the
         legitimate interests of the Company or any Group Company but would be adjudged reasonable if part of the wording thereof were deleted or modified the said restrictions shall apply with such words deleted or modified.

11.3 The Executive hereby agrees that he will at the request and cost of the Company enter into a direct agreement or undertaking with any Group Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions herein contained (or such of them as may be appropriate in the circumstances) in relation to such services and such area and for such period as such company or companies may reasonably require for the protection of its or their legitimate interests provided that the terms of such restrictions and provisions will not be more onerous than the restrictions and provisions of this agreement.



12.      UNTRUE STATEMENTS

         The Executive shall not knowingly at any time make any untrue statement in relation to the Company or any Group Company and in particular shall not after the determination of his employment hereunder wrongfully represent himself as being employed by or connected with the Company or any Group Company.

13.      SCHEDULES

         The provisions set out in any schedule hereto shall apply as if incorporated in this Agreement.

14.      INTELLECTUAL PROPERTY

14.1 The Executive may make discover or create Intellectual Property in the course of his duties under this Agreement and agrees that in this respect he has a special obligation to further the interests of the Company.

14.2 Subject to the provisions of the Patents and Designs Act 1930 or any applicable Patents and design legislation and any applicable Copyright legislation, if at any time during his employment under this Agreement the Executive makes or discovers or participates in the making or discover of any Intellectual Property relating to or capable of being used in the business for the time being carried on by the Company or any Group Companies full details of the Intellectual Property shall immediately be communicated by him to the Company and shall be the absolute property of the Company. At the request and expense of the Company the Executive shall give and supply all such information data drawings and assistance as may be requisite to enable the Company to exploit the Intellectual Property to the best advantage and shall execute all documents and do all things which may be necessary or desirable for obtaining patent or other protection for the Intellectual Property in such parts of the world as may be specified by the Company and for vesting the same in the Company or as it may direct.

14.3 The Executive irrevocably appoints the Company to be his agent in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) or any third party the full benefit of the provisions of this clause. A certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

14.4 If the Intellectual Property is not the property of the Company the Company shall subject to the provisions of the any applicable Patents legislation have the right to acquire for itself or its nominee his rights in the Intellectual Property within 3 months after disclosure to the Company under clause 14.2 on fair and reasonable terms to be agreed or in the absence of agreement to be determined by a single arbitrator who shall be agreed by the parties and in the absence of agreement shall be appointed by the Appointment Committee of the Chartered Institute of Arbitrators Bermuda Branch.

14.5 The Executive waives all such moral rights as may exist under applicable law in respect of any acts of the Company or any acts of third parties done with the Company's authority in relation to any Intellectual Property which is the property of the Company by virtue of this clause.

14.6 Rights and obligations under this clause shall continue in force after termination of this Agreement in respect of Intellectual Property made during the Executive's Employment under this Agreement and shall be binding upon his representatives.

15.       DISCIPLINE AND GRIEVANCE PROCEDURES

         If the Executive has a grievance regarding the Employment he should, in the first instance, speak to the Chairman of the Company's Compensation and Nominating Committee. If the grievance is not resolved to his satisfaction, he should then refer to the grievance procedure outlined in the Company's Employee Handbook, which is incorporated by reference in this Agreement pursuant to clause 4.3. All disciplinary procedures applicable to the Executive are also outlined in the Company's Employee Handbook.

16.      DELEGATION

         The Company may at any time and from time to time delegate its power and authority under this Agreement to any Group Company and such delegation (or the revocation thereof) shall be effective upon the Company's giving written notice of the same to the Executive.

17.      NOTICES

         Notices may be given by either Party by pre-paid first class post or by hand delivery addressed to the other Party at (in the case of the Company) its registered office for the time being and (in the case of the Executive) his last known address. Any such notice given by post shall be deemed to have been served on the second week day after despatch (public holidays excepted) and any notice so given by hand shall be deemed to have been served when delivered if delivered during normal business hours or, If delivered outside such hours, at the next time after delivery when normal business hours commence

18. MISCELLANEOUS

18.1 The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect notwithstanding such termination.

18.2 If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

18.3 This Agreement shall be binding and enure for the benefit of the successors of the Parties but shall not be assignable.

18.4 This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter.

18.5 The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

18.6 This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

18.7 No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by the Executive and by a duly authorised officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or a duly authorised officer of the Company, as the case may be.

18.8 This Agreement shall be governed by and construed in accordance with the laws of Bermuda and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda.


IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

SIGNED by                                                       )
on behalf of Montpelier Reinsurance Ltd.                        )
in the presence of:                                             )


----------------------
Witness



SIGNED by _____________________                                 )
in the presence of:                                             )

----------------------
Witness